Filed Pursuant to Rule 424(b)(5)

Registration No. 333-260850

Prospectus Supplement

(to Prospectus dated November 15, 2021)

1,408,384 Shares of Common Stock

We are offering 1,408,384 shares of our common stock, par value $0.0001 per share (“Common Stock”), to certain investors pursuant to this prospectus supplement and the accompanying prospectus. Such investors will also receive unregistered common warrants to purchase up to 1,408,384 shares of our Common Stock (the “Common Warrants”) in a concurrent private placement. The Common Warrants and the shares issuable upon the exercise thereof are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are not offered pursuant to this prospectus supplement and the accompanying prospectus. The Common Warrants are being offered pursuant to an exemption from the registration requirements of the Securities Act provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. The offering price for each share of Common Stock and accompanying Common Warrant to purchase one share of Common Stock is $0.945. The Common Warrants have an exercise price of $0.82 per share. The Common Warrants are exercisable immediately upon issuance, and will expire five and one-half (5.5) years from the date of issuance.

The shares of Common Stock and the accompanying Common Warrants can only be purchased together in this offering, but will be issued separately and will be immediately separable upon issuance. There is no established public trading market for the Common Warrants, and we do not expect a market to develop.

On November 9, 2022, we effected a 1-for-22 reverse stock split of our issued and outstanding Common Stock (the “Reverse Stock Split”). As a result of the Reverse Stock Split, each issued and outstanding share of our Common Stock was automatically proportionally adjusted based on the 1-for-22 Reverse Stock Split ratio. No fractional shares of Common Stock were issued in connection with the Reverse Stock Split, and all such fractional interests were rounded up to the nearest whole number. Unless otherwise indicated, all share numbers herein, including Common Stock and all securities convertible into Common Stock, give effect to the Reverse Stock Split. However, documents incorporated by reference into this prospectus that were filed prior to November 9, 2022, do not give effect to the Reverse Stock Split.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ONCS.” On May 15, 2023, the closing price of our Common Stock as reported on the Nasdaq Capital Market was $0.83 per share.

As of May 16, 2023, the aggregate market value of our Common Stock held by our non-affiliates was $9,928,764.30, based upon 3,636,910 shares of our outstanding Common Stock held by non-affiliates at the per share price of $2.73, the closing sale price of our Common Stock on Nasdaq on March 24, 2023. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public offering with a value exceeding more than one-third of our “public float” (i.e., the aggregate market value of our Common Stock held by our non-affiliates) in any 12 calendar-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus supplement (but excluding this offering), we have sold 1,582,932 shares of Common Stock, raising gross proceeds of $1,978,665 in the aggregate, in reliance on General Instruction I.B.6 of Form S-3.

We have engaged H.C. Wainwright & Co., LLC (the “placement agent” or “Wainwright”) to act as our exclusive placement agent in connection with this offering. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of the securities offered in this offering. The placement agent is not purchasing or selling any of the securities we are offering, and the placement agent is not required to arrange the purchase or sale of any specific number of securities or dollar amount. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. See “Plan of Distribution” beginning on page S-12 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. See the information contained under “Risk Factors” on page S-4 of this prospectus supplement and in the related sections in the accompanying prospectus and in the documents incorporated herein by reference.

	Per Share and Accompanying Common Warrant	Total(1)
Offering Price	$0.9450	$1,330,922.88
Placement Agent Fees(2)	$0.0709	$99,819.22
Proceeds, Before Expenses, to Us	$0.8741	$1,231,103.66

(1)	The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the Common Warrants being issued in this offering.

(2)	Includes a cash fee of 7.5% of the gross proceeds of this offering. In addition, we have agreed (i) pay the placement agent a management fee of 1.0% of the aggregate gross proceeds raised in this offering and pay for certain expenses, (ii) to issue to the placement agent or its designees warrants (the “Placement Agent Warrants”) to purchase a number of shares of our Common Stock equal to 7.5% of the aggregate number of shares of Common Stock included in this offering, or 105,629 shares of Common Stock, at an exercise price equal to 125% of the offering price of the Common Stock and accompanying Common Warrant in this offering, or $1.1813 per share, and (iii) to reimburse certain expenses of the placement agent in connection with this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Delivery of the shares of Common Stock offered hereby is expected to be made on or about May 18, 2023, subject to satisfaction of customary closing conditions.

H.C. Wainwright & Co.

The date of this prospectus supplement is May 16, 2023

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-260850) that we originally filed with the U.S. Securities and Exchange Commission (the “SEC”), on November 8, 2021 and which became effective on November 15, 2021.

This document is in two parts. The first part is this prospectus supplement which describes the specific terms of an offering of shares of our Common Stock, and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus or any document incorporated by reference that we filed with the SEC before the date of this prospectus supplement, you should rely on the information in this prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties, and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty, or covenant to you. Moreover, such representations, warranties, or covenants were accurate only as of the date when made. Accordingly, such representation, warranties, and covenants should not be relied upon as accurately representing the current state of our affairs.

We have not and the placement agent has not authorized anyone to provide you with any information or to make any representations other than those included or incorporated by reference in this prospectus supplement and the accompanying prospectus and any relevant free writing prospectus. If you receive any information not authorized by us, we and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, such information. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus or any relevant free writing prospectus is accurate as of any date other than its respective date.

We are offering to sell, and seeking offers to buy, securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless the context otherwise requires, “OncoSec,” the “Company,” “we,” “us,” “our” and similar names refer to OncoSec Medical Incorporated, a Nevada corporation, and its consolidated subsidiary.

We own registered trademark rights in the United States to ImmunoPulse®, and we have filed applications in the United States and in certain foreign jurisdictions to register trademark rights to ImmunoPulse and OncoSec. Other service marks, trademarks or trade names used in this registration statement are the property of their respective owners. We do not use the ® or ™ symbol in each instance in which one of our registered or common law trademarks appears in this registration statement, but this should not be construed as any indication that we will not assert our rights thereto to the fullest extent permissible under applicable law.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference include statistical and other industry and market data that we obtained from our own internal estimates and research, as well as from industry publications and research, surveys and studies conducted by us and third parties. Industry publications, studies, and surveys generally state that they have been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe that each of these studies and publications is reliable, we have not independently verified market and industry data from third-party sources. While we believe our internal company research is reliable and the market definitions are appropriate, neither such research nor these definitions have been verified by any independent source. The industry in which we operate is subject to a high degree of uncertainty and risks due to various factors, including those described in the section titled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference.

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FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference contain forward-looking statements, contains forward-looking statements. These statements include all matters that are not related to present facts or current conditions or that are not historical facts, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth. The words “anticipate,” “believe,” “could,” “continue,” “should,” “predict,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” “will,” “may,” “would,” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods.

Some of the factors that we believe could cause actual results to differ from those anticipated or predicted include:

●	our limited working capital and history of losses, which raises substantial doubt as to whether we will be able to continue as a going concern;

●	the success and timing of our clinical trials, including safety and efficacy of our product candidates, patient accrual, unexpected or expected safety events, and the usability of data generated from our trials;

●	the ability to achieve the clinical and operational objectives set by management and the Board;

●	our ability to successfully file and obtain timely marketing approval from the U.S. Food and Drug Administration (“FDA”), or comparable foreign regulatory agency for one or more Biologics License Applications (“BLAs”), or New Drug Applications (“NDAs”);

●	our ability to obtain and maintain marketing approval from regulatory agencies for our products in the U.S. and foreign countries;

●	our ability to adhere to ongoing compliance requirements of all health authorities, in the U.S. and foreign countries;

●	our ability to obtain and maintain adequate reimbursement for our products;

●	our ability to obtain the desired labeling of our products under any regulatory approval we might receive;

●	our plans to develop and commercialize our products;

●	the successful development and implementation of sales and marketing campaigns;

●	the loss of key scientific or management personnel;

●	the size and growth of the potential markets for our product candidates and our ability to serve those markets;

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●	our ability to successfully compete in the potential markets for our product candidates, if commercialized;

●	regulatory developments in the United States and foreign countries;

●	the rate and degree of market acceptance of any of our product candidates;

●	new products, product candidates or new uses for existing products or technologies introduced or announced by our competitors and the timing of these introductions or announcements;

●	market conditions in the pharmaceutical and biotechnology sectors;

●	our available cash and investments;

●	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing;

●	our ability to obtain additional funding on terms favorable to the Company, if at all;

●	our ability to obtain and maintain intellectual property protection for our product candidates;

●	our ability to maintain license agreements for our licensed product candidates;

●	the success and timing of our preclinical studies, including those intended to support an Investigational New Drug, or IND, application;

●	the ability of our product candidates to successfully perform and advance in clinical trials;

●	our ability to regain compliance with the continued listing requirements of the Nasdaq Capital Market;

●	our ability to obtain and maintain authorization from regulatory authorities for use of our product candidates for initiation and conduct of clinical trials;

●	our ability to manufacture and supply our products, gain access to products we plan to use in combination studies and the performance of and reliance on third-party manufacturers and suppliers;

●	the performance of our clinical research organizations, clinical trial sponsors, and clinical trial investigators; and

●	our ability to successfully implement our strategy.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this prospectus and the documents incorporated by reference. Other sections of this prospectus supplement and the accompanying prospectus may include additional factors that could adversely impact our business and financial performance. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

We have included important factors in the cautionary statements included in this prospectus supplement and the accompanying prospectus, particularly those described or incorporated by reference in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make. No forward-looking statement is a guarantee of future performance.

You should read this prospectus supplement, the accompanying prospectus and the documents that we reference and incorporate by reference in this prospectus supplement and the accompanying prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference, represent our views as of the date of this prospectus supplement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our Common Stock, you should read the entire prospectus carefully, including the section entitled “Risk Factors” and the information in our filings with the SEC incorporated by reference in this prospectus. Unless the context otherwise requires, we use the terms “OncoSec,” “the Company,” “we,” “us,” “our” and similar designations in this prospectus to refer to OncoSec Medical Incorporated and its wholly-owned subsidiary.

All share and per share amounts in this prospectus have been retroactively adjusted to give effect to the Reverse Stock Split.

Company Overview

We are a clinical stage immuno-oncology company focused on designing, developing and commercializing innovative, proprietary, intra-tumoral DNA-based therapeutics delivered by electroporation (“EP”) to stimulate and augment anti-tumor immune responses for the treatment of cancers. Our core technology, ImmunoPulse®, is a drug-device therapeutic modality platform comprised of a proprietary OncoSec Medical System EP device (the “OMS EP Device”) and a proprietary DNA plasmid delivery and application method that enables transient expression of recombinant therapeutic molecules in cells. The OMS EP Device is designed to promote cellular uptake of plasmid DNA injected directly into solid tumors to allow subsequent expression of the encoded therapeutic protein. Our OMS EP Device can be adapted to treat different tumor types, and consists of an electrical pulse generator paired with disposable applicators. Our lead product candidate, called tavokinogene telseplasmid (“TAVO™”), is a plasmid encoding human interleukin 12 (“IL-12”). The OMS EP Device is used to deliver TAVO™ into cells in tumor lesions, with the aim of reversing the immunosuppressive microenvironment in the treated tumor and eliciting systemic tumor-specific immune responses in cancer patients, which process we refer to as TAVO™-EP. Activation of an appropriate anti-tumor inflammatory response in the treated lesion can drive the immune system to mount a systemic anti-tumor response against tumors in other parts of the body that were not treated directly with the therapeutic approach. In 2017, we received Fast Track Designation and Orphan Drug Designation from the U.S. Food and Drug Administration (“FDA”) for TAVO™ in metastatic melanoma, which could qualify TAVO™-EP for expedited FDA review, a rolling Biologics License Application (“BLA”) review and certain other benefits to achieve faster registration of a therapeutic product.

As recently announced by the Company, it plans to develop TAVO™-EP in the neoadjuvant setting as a novel “personalized off-the-shelf therapeutic approach” that aims for effective targeting of the patient’s tumor cells to eradicate cancer. TAVO™-EP is designed to induce cancer immunity, without the need for individualized cancer antigens, by leveraging the patient’s own tumor to stimulate immune effector cells and generate a broad T cell receptor repertoire. A meeting with the FDA to discuss a Phase 2 randomized trial design and future development plans in the melanoma neoadjuvant setting was held on May 15, 2023.

November Convertible Promissory Note

On November 25, 2022 (the “Funding Date”), we entered into a Convertible Promissory Note and Security agreement with Grand Decade Developments Limited, a British Virgin Islands limited company and a wholly owned subsidiary of Grand Pharmaceutical Group Limited (“GDDL”), pursuant to which we issued a Secured Convertible Promissory Note (the “November Note”) to GDDL. The November Note has a principal amount of $2,000,000, bears interest at a rate of 5% per annum until November 25, 2023 and 10% per annum thereafter (the “Interest Rate”) and matures on November 25, 2024 (the “Maturity Date”), on which date the principal balance and all accrued interest under the November Note shall be due and payable. The Interest Rate will be 10% per annum upon occurrence of an event of default, including, but not limited to, the failure by the Company to make payment of principal or interest due under the November Note on the Maturity Date, and any commencement by the Company of a case under any applicable bankruptcy or insolvency laws. The principal and interest accrued on the November Note may be prepaid without any further agreement of the parties to the November Note, or converted (as described below) upon the agreement of the parties to the November Note, at any time without penalty to the Company.

Subject to the consent of GDDL, the November Note is convertible into such number of fully paid and non-assessable shares of our Common Stock as determined by dividing (i) any portion of the unpaid principal and accrued interest of the November Note then outstanding by (ii) the greater of (a) the last closing bid price of a share of Common Stock as reported on Nasdaq on the date we and GDDL agree to such conversion and (b) the average closing bid price of a share of Common Stock as reported on Nasdaq for the thirty trading days immediately preceding such date, subject to a share cap of 360,769 shares of Common Stock (the “Share Cap”), representing 19.99% of the total issued and outstanding shares of Common Stock as of November 25, 2022.

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Additionally, if at any time after the Funding Date the last closing bid price of a share of Common Stock as reported on the Nasdaq for ten consecutive trading days or the average closing bid price of a share Common Stock as reported on Nasdaq for the thirty trading days immediately preceding such date is equal to or exceeds $44.00 (subject to any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other substantially similar transaction), GDDL may require that we prepay the November Note through conversion of the then outstanding principal and/or any accrued interest thereon into shares of Common Stock, in whole or in part. If at any time after the Funding Date the last closing bid price of a share of the Company’s Common Stock as reported on the Nasdaq for ten consecutive trading days or the average closing bid price of a share of Common Stock as reported on the Nasdaq for the thirty trading days immediately preceding such date is equal to or exceeds $66.00 (subject to any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other substantially similar transaction), the Company may prepay the November Note, subject to GDDL’s consent, through conversion of the then outstanding principal amount and/or accrued interest thereon into shares of Common Stock, in whole or in part.

The unpaid principal of and any accrued interest on the November Note constitute unsubordinated obligations of the Company and are senior and preferred in right of payment to all equity securities of the Company outstanding as of the Funding Date, which are secured by all of our right, title and interest, in and to certain of our intellectual property rights in Hong Kong, Taiwan, China and South Korea, as specified in the November Note; provided, however, that we may incur or guarantee additional indebtedness after the Funding Date, whether such indebtedness are senior, pari passu or junior to the obligations under the November Note.

April 2023 Financing

On April 10, 2023, we entered into a securities purchase agreement with certain investors, pursuant to which we agreed to sell and issue an aggregate of: (i) 1,582,932 shares of Common Stock, and (ii) unregistered common warrants to purchase up to 1,582,932 shares of Common Stock to such investors. The offering price per share of Common Stock and accompanying warrant was $1.25. The warrants are exercisable immediately upon issuance, will expire five and one-half years following the issuance date and have an exercise price of $1.12 per share.

The shares described above were offered pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-260850) and a related prospectus supplement and accompanying base prospectus filed with SEC (the “Registered Direct Offering”). The warrants described above were issued in a concurrent private placement (the “Private Placement,” and together with the Registered Direct Offering, the “April 2023 Offerings”). We received gross proceeds from the April 2023 Offerings of approximately $2.0 million, before deducting placement agent fees and other estimated offering expenses payable by us. The April 2023 Offerings closed on April 11, 2023.

In connection with the April 2023 Offerings, we paid Wainwright, who served as the exclusive placement agent for the April 2023 Offerings, an aggregate cash fee equal to 7.5% of the gross proceeds of the April 2023 Offerings, a management fee equal to 1.0% of the aggregate gross proceeds of the April 2023 Offerings and reimbursement of certain expenses. Additionally, we issued to Wainwright or its designees, as part of Wainwright’s compensation, warrants to purchase up to 118,720 shares of Common Stock, equal to 7.5% of the aggregate number of shares of Common Stock placed in the Registered Direct Offering. The warrants issued to Wainwright or its designees in the April 2023 Offerings have a term of five (5) years from the commencement of sales under the April 2023 Offerings and an exercise price of $1.5625 per share of Common Stock (equal to 125% of the offering price per share and accompanying warrant sold and issued to investors in the April 2023 Offerings).

Corporate Information

We were incorporated under the laws of the State of Nevada in February 2008 under the name Netventory Solutions Inc. to pursue the business of inventory management solutions. In March 2011, we completed a merger with our subsidiary to change our name to “OncoSec Medical Incorporated,” and we commenced operations as a biotechnology company upon our acquisition of assets from Inovio related to the use of drug-medical device combination products for the treatment of various cancers. Our principal executive office is located at 820 Bear Tavern Road, Ewing, NJ 08628 and the telephone number is (855) 662-6732. Our website address is www.oncosec.com. Information contained on our website is not, and should not be considered, part of this registration statement. We will make available free of charge through our website our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and any amendments to these reports, as soon as reasonably practicable after we electronically file such materials with, or furnish such materials to, the Securities and Exchange Commission, or SEC. We are not including the information on our website as a part of, nor incorporating it by reference into, this registration statement. Additionally, the SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is http://www.sec.gov/.

In addition, we intend to use our media and investor relations website, SEC filings press releases, public conference calls and webcasts as wells as social media to communicate with our subscribers and the public about the Company, its services and other issues. It is possible that the information we post on social media could be deemed to be material information. Therefore, in light of the SEC’s guidance, we encourage investors, the media and others interested in the Company to review the information we post on the U.S. social media channels listed on our website.

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THE OFFERING

Common Stock offered by us	1,408,384 shares of Common Stock.
Concurrent Private Placement

In a concurrent private placement, we are issuing to the purchasers of our Common Stock in this offering, Common Warrants to purchase up to an aggregate of 1,408,384 shares of our Common Stock at an exercise price of $0.82 per share, exercisable for a period of five and one-half (5.5) years from the date of issuance. The Common Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. See “Concurrent Private Placement of Warrants” on page S-11 of this prospectus supplement.

Common Stock to be outstanding after this offering	5,962,652 shares of Common Stock, assuming no exercise of any Common Warrants issued in the concurrent private placement or Placement Agent Warrants issued in connection with this offering.
Use of proceeds

We estimate that the net proceeds to us from this offering will be approximately $1.1 million, after deducting placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds of this offering as working capital for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for any of such purposes.

Risk Factors

Investing in our securities involves risks. See “Risk Factors” beginning on page S-4 of this prospectus supplement or otherwise incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market Trading Symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ONCS.”

The number of shares of our Common Stock to be outstanding after this offering is based on 4,554,178 shares of our Common Stock outstanding as of May 16, 2023, and excludes:

●	103,016 shares of Common Stock issuable upon the exercise of stock options outstanding as of May 16, 2023;

●	2,932,334 shares of Common Stock issuable upon the exercise of warrants outstanding as of May 16, 2023;

●	85,585 shares of Common Stock issuable under the Stock Purchase Agreements between the Company and Sirtex Medical US Holdings, Inc. (“Sirtex”) and Grand Decade Developments Limited (“CGP”) as of May 16, 2023;

●	Up to 360,589 shares of Common Stock issuable to CGP upon conversion of an outstanding convertible promissory note as of May 16, 2023;

●	93,774 shares of Common Stock reserved for future awards under our 2011 Stock Incentive Plan as of May 16, 2023; and

●	1,176 shares of Common Stock issuable pursuant to the Company’s ESPP as of May 16, 2023.

Unless otherwise indicated, all information in this prospectus reflects or assumes the following:

●	No exercise or forfeiture of the outstanding options or remaining warrants, settlement of restricted stock units, or conversion of outstanding convertible promissory notes after May 16, 2023; and

●	No exercise of any Common Warrants issued and sold in the concurrent private placement and no exercise of the Placement Agent Warrants issued in connection with this offering.

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RISK FACTORS

Investment in our securities involves risks. Before deciding whether to invest in our securities, you should consider carefully the risk factors discussed below in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, including those contained in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended July 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended January 31, 2023, which are incorporated herein by reference in their entirety, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC. If any of the risks or uncertainties described in our SEC filings actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected. This could cause the trading price of our Common Stock to decline, resulting in a loss of all or part of your investment. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to the Company

We do not have adequate cash resources to fund our operations through calendar year 2023 and will need to raise additional capital to continue operating our business. If we are unable to secure additional funds, we may be forced to delay, reduce or eliminate our clinical development programs and commercialization efforts or cease all operations.

As of January 31, 2023 and July 31, 2022, we had cash and cash equivalents of approximately $3.7 million and $12.3 million, respectively. We do not generate any cash from our operations. Based on our cash and cash equivalent balance as of January 31, 2023, our management is of the opinion that without further fundraising or other increase in our cash and cash equivalents balance, we will not have sufficient resources to enable us to continue our operations beyond July 2023. Based upon our current operating plan, we believe that our existing cash and cash equivalents, together with net proceeds raised in this offering (assuming that all shares offered hereby are sold and no execution of outstanding derivative securities), should enable us to fund our operating expenses and capital expenditure requirements through July 2023. This estimate does not take into account any additional expenditures that may result from any further strategic transactions to expand and diversify our product candidates, including acquisitions of assets, businesses, new product candidates, strategic alliances or collaborations that we may pursue, or capital that may be required to wind down the Company or for bankruptcy proceedings, if applicable.

Historically, we have raised the majority of the funding for our business through offerings of our Common Stock and warrants to purchase our Common Stock. Due to our need for additional funds in the short-term, we are exploring other ways of funding our operations, including debt financings. In addition, we may seek to engage in one or more strategic alternatives, such as a strategic partnership with one or more parties, the licensing, sale or divestiture of some of our assets or the sale of our Company, but there can be no assurance that we would be able to enter into such a transaction or transactions on a timely basis or on terms favorable to us, or at all.

If we issue equity or convertible debt securities to raise additional funds, our existing stockholders would experience further dilution, and the new equity or debt securities may have rights, preferences and privileges senior to those of our existing stockholders. If we incur debt, our fixed payment obligations, liabilities and leverage relative to our equity capitalization would increase, which could increase the cost of future capital. Further, the terms of any debt securities we issue or borrowings we incur, if available, could impose significant restrictions on our operations, such as limitations on our ability to incur additional debt or issue additional equity or other operating restrictions that could adversely affect our ability to conduct our business, and any such debt could be secured by any or all of our assets pledged as collateral. Additionally, we may incur substantial costs in pursuing future capital, including investment banking, legal and accounting fees, printing and distribution expenses and other costs.

Our ability to raise additional funds in the short-term will depend on financial, economic and market conditions and the willingness of potential investors or lenders to provide funding, all of which are outside of our control, and we may be unable to raise financing in the short-term, or on terms favorable to us, or at all. Furthermore, high volatility in the capital markets has had, and could continue to have, a negative impact on the price of our Common Stock, and could adversely impact our ability to raise additional funds. If we are unable to obtain sufficient funding, we may be forced to delay, reduce or further eliminate our clinical development programs and commercialization efforts or cease all operations, and our stockholders could lose all or part of their investment in our Company.

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If we are unable to raise sufficient capital in the short-term, we will be unable to fund our operations and may be required to evaluate further alternatives, which could include dissolving and liquidating our assets or seeking protection under the bankruptcy laws. A determination to file for bankruptcy could occur at a time that is earlier than when we would otherwise exhaust our cash resources.

The terms of the November Note may have a negative impact on our business and the value of our securities and may result in substantial dilution to our other equity securityholders.

The November Note provides for certain terms that may have a negative impact on our business. Our obligations under the November Note mature on November 25, 2024. The obligations under the November Note are secured and the lenders thereunder will have a claim against right, title and interest, in and to certain of the Company’s intellectual property rights in Hong Kong, Taiwan, China and South Korea, as specified in the November Note. If we are unable to make the necessary payments, we will be in default under the terms of the November Note. As a result, the noteholders would be able to foreclose on their security interests in our intellectual property. An event of default would adversely affect our business, financial condition, results of operations and prospects. Additionally, the November Note is convertible into Common Stock, subject to certain terms and conditions, which may result in dilution to our other equity securityholders. In the event conversion of the November Note would result in the Company issuing over 19.99% of the number of shares of the Company’s Common Stock issued and outstanding on the date of issuance of the November Note (subject to any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other substantially similar transaction) (the “Exchange Cap”), the number of shares of Common Stock that would exceed Exchange Cap is required to be repaid in cash.

If we fail to satisfy Nasdaq’s minimum stockholders’ equity requirement of $2.5 million, our common stock will be delisted from Nasdaq, which could have an adverse impact on the liquidity and market price of our securities.

On December 27, 2022, we received a notice from Nasdaq indicating that we are not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires companies listed on Nasdaq to maintain a minimum of $2.5 million in stockholders’ equity for continued listing. We reported a stockholders’ deficit of approximately $5.5 million in our quarterly report on Form 10-Q for the period ended January 31, 2023, and, as a result, do not currently satisfy Listing Rule 5550(b)(1). The notice has no immediate impact on the listing of our Common Stock, which will continue to be listed and traded on Nasdaq, subject to our compliance with the other continued listing requirements. The notice provided us with 45 calendar days, or until February 10, 2023, to submit a plan to regain compliance. The Company submitted such plan to Nasdaq on February 10, 2023, and on February 21, 2023, the Company received a notice from Nasdaq that it has granted 180 calendar days from December 27, 2022, or June 26, 2023, to regain compliance. There can be no assurance that we will be able to regain compliance with all applicable continued listing requirements. In the event we fail to regain compliance within the compliance period, we would have the right to a hearing before an independent panel. The hearing request would halt any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

If we are unable to regain compliance with a minimum $2.5 million in stockholders’ equity by June 26, 2023 or fail to satisfy any of the other continued listing requirements, Nasdaq may take steps to delist our common stock. Such a delisting would likely have an adverse effect on the market liquidity of our securities, decrease the market price of our securities, result in the potential loss of confidence by investors, suppliers, customers and employees and fewer business development opportunities, and adversely affect our ability to obtain financing for the continuation of our operations.

Adverse developments affecting the financial services industry, such as actual events or concerns involving liquidity, defaults, or non-performance by financial institutions or transactional counterparties, could adversely affect our current and projected business operations and our financial condition and results of operations.

Actual events involving reduced or limited liquidity, defaults, non-performance or other adverse developments that affect financial institutions or other companies in the financial services industry or the financial services industry generally, or concerns or rumors about any events of these kinds, have in the past and may in the future lead to market-wide liquidity problems. For example, in March 2023, Silicon Valley Bank and Signature Bank, and most recently on May 1, 2023, First Republic Bank, were closed and taken over by the Federal Deposit Insurance Corporation (“FDIC”) as receiver. Although we did not have any cash or cash equivalent balances on deposit with Silicon Valley Bank, Signature Bank or First Republic Bank, investor concerns regarding the U.S. or international financial systems could result in less favorable commercial financing terms, including higher interest rates or costs and tighter financial and operating covenants, or systemic limitations on access to credit and liquidity sources, thereby making it more difficult for us to acquire financing on acceptable terms or at all. Any decline in available funding or access to our cash and liquidity resources could, among other risks, adversely impact our ability to meet our operating expenses, financial obligations or fulfill our other obligations, or result in breaches of our financial and/or contractual obligations. Any of these impacts, or any other impacts resulting from the factors described above or other related or similar factors not described above, could have material adverse impacts on our liquidity and our current and/or projected business operations and financial condition and results of operations.

Risks Related to This Offering

Resales of our shares of Common Stock in the public market by our shareholders as a result of this offering may cause the market price of our shares of Common Stock to fall.

We are registering 1,408,384 shares of Common Stock offered under this prospectus supplement, as well as separately offering under a concurrent private placement Common Warrants to purchase up to an aggregate of 1,408,384 shares of Common Stock. Sales of substantial amounts of our shares of Common Stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our shares of Common Stock. The issuance of new shares of Common Stock could result in resales of our shares of Common Stock by our current shareholders concerned about the potential ownership dilution of their holdings. Furthermore, in the future, we may issue additional shares of Common Stock or other equity or debt securities exercisable or convertible into shares of Common Stock. Any such issuance could result in substantial dilution to our existing shareholders and could cause our stock price to decline.

This offering may cause the trading price of our shares of Common Stock to decrease.

The price per share, together with the number of shares of Common Stock, may result in an immediate decrease in the market price of our shares. This decrease may continue after the completion of this offering.

You will experience immediate and substantial dilution in the net tangible book value per share of the shares of Common Stock you purchase.

Because the price per share being offered is substantially higher than the net tangible book value per share of Common Stock, you will suffer substantial dilution in the net tangible book value of the shares of Common Stock you purchase in this offering. At a purchase price of $0.945 per share and accompanying Common Warrant, if you purchase shares of Common Stock in this offering, you will experience an immediate decrease of approximately $1.29 per share in the pro forma net tangible book value of the shares of Common Stock as of January 31, 2023. In addition, if previously issued options or warrants to acquire shares of Common Stock are exercised at prices below the offering price, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering. See also “Risk Factors - The terms of the November Note may have a negative impact on our business and the value of our securities and may result in substantial dilution to our other equity securityholders.”

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You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of Common Stock or other securities convertible into or exchangeable for our shares of Common Stock that could result in further dilution to investors purchasing our securities in this offering or result in downward pressure on the price of our shares of Common Stock. We may sell shares of Common Stock or other securities in any other offering at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds, and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company. Our management’s judgment may not result in positive returns on your investment and you will not have the opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

We will need to raise additional funding to fund our working capital needs or consummate potential future acquisitions. Additional financing may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to limit or terminate our operations.

Even if we sell all securities offered hereby, the expected net proceeds of this offering will not be sufficient for us to fund the working capital needs of our business or potential strategic acquisitions we may pursue in the future. We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies. If we are unable to raise sufficient capital in the short-term, we will be unable to fund our operations and may be required to evaluate further alternatives, which could include dissolving and liquidating our assets or seeking protection under the bankruptcy laws. A determination to file for bankruptcy could occur at a time that is earlier than when we would otherwise exhaust our cash resources.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.1 million after deducting the placement agent fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering as working capital for general corporate purposes. We have not determined the amount of net proceeds to be used specifically for any of such purposes.

Our expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. As a result, we cannot predict with any certainty our use of the net proceeds from this offering or the amounts that we will actually spend on each area of use set forth above. Our management will retain broad discretion over the allocation of the net proceeds from this offering. Accordingly, we will have discretion in the application of the net proceeds, and investors will be relying on our judgment regarding the application of the proceeds of this offering.

Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

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DIVIDEND POLICY

We have never paid cash dividends on our Common Stock. Moreover, we do not anticipate paying periodic cash dividends on our Common Stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

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DILUTION

If you invest in our Common Stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the offering price per share of Common Stock in this offering and our pro forma as adjusted net tangible book value per share of Common Stock after the completion of this offering, assuming no value attributed to the Common Warrants issued in the concurrent private placement. This calculation does not reflect any dilution associated with the sale and exercise of the Common Warrants.

Net tangible book value per share represents the amount of total tangible assets less total liabilities, divided by the number of shares of our Common Stock outstanding as of January 31, 2023. Dilution in net tangible book value per share represents the difference between the amount per share paid by investors in this offering and the net tangible book value per share of our Common Stock immediately after this offering.

Our historical net tangible book value (deficit) as of January 31, 2023 was approximately $(8.3) million, or $(2.80) per share of our Common Stock. Our historical net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of Common Stock outstanding as of January 31, 2023.

Our pro forma net tangible book value (deficit) as of January 31, 2023 was approximately $(3.1) million, or $(0.69) per share of our Common Stock. Pro forma net tangible book value per share represents our total tangible assets less our total liabilities, divided by the number of shares of Common Stock outstanding as of January 31, 2023, after giving effect to the sale by us of (i) an aggregate of 1,582,932 shares of Common Stock and common stock purchase warrants to purchase up to 1,582,932 shares of Common Stock in a registered direct offering and concurrent private placement, both of which closed on April 11, 2023 and resulted in aggregate net cash proceeds to the Company of approximately $1.7 million, and (ii) $3.49 million of our net operating loss (“NOL”) tax benefits thorough the New Jersey Economic Development Authority in April 2023.

After giving further effect to (i) the pro forma adjustment described above (assuming no exercise of the common stock purchase warrants issued in connection with the private placement completed in April 2023 or the placement agent warrants issued in connection therewith), and (ii) the sale of 1,408,384 shares of Common Stock in this offering at a purchase price of $0.945 per share and accompanying Common Warrant (assuming no exercise of the Common Warrants issued in the concurrent private placement or the Placement Agent Warrants issued in connection with this offering), and after deducting placement agent fees and other estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of January 31, 2023 would have been approximately $(2.0) million, or $(0.34) per share of our Common Stock. This amount represents an immediate increase in the net tangible book value of $0.35 per share to our existing shareholders and an immediate decrease in net tangible book value of $1.29 per share to new investors purchasing shares in this offering.

The following table illustrates this dilution on a per share basis:

Offering price per share		$0.945
Historical net tangible book value (deficit) per share as of January 31, 2023	$(2.80)
Pro forma increase in net tangible book value per share attributable to the sale of our NOL tax benefits in April 2023 and securities in our April 2023 registered direct offering	$2.11
Pro forma net tangible book value (deficit) per share as of January 31, 2023	$(0.69)
Increase in net tangible book value per share attributable to this offering	$0.35
Pro forma as adjusted net tangible book value (deficit) per share, after giving effect to this offering		$(0.34)
Dilution in pro forma as adjusted net tangible book value per share attributable to new investors in this offering		$1.29

The information above is based on 2,971,197 shares of our Common Stock outstanding as of January 31, 2023, and excludes:

●	118,979 shares of Common Stock issuable upon the exercise of stock options outstanding as of January 31, 2023;

●	49 shares of Common Stock reserved for issuance upon settlement of restricted stock units as of January 31, 2023;

●	1,242,564 shares of Common Stock issuable upon the exercise of warrants outstanding as of January 31, 2023;

●	85,585 shares of Common Stock issuable under the Stock Purchase Agreements between the Company and Sirtex and CGP as of January 31, 2023;

●	360,589 shares of Common Stock issuable upon conversion of an outstanding convertible promissory note as of January 31, 2023;

●	91,597 shares of Common Stock reserved for future awards under our 2011 Stock Incentive Plan as of January 31, 2023; and

●	1,176 shares of Common Stock issuable pursuant to the Company’s ESPP as of January 31, 2023.

The above numbers assume no exercise of any Common Warrants issued in the concurrent private placement and no exercise of the Placement Agent Warrants issued in connection with this offering. To the extent that these excluded options and warrants have been or will be exercised, investors purchasing securities in this offering will experience further dilution.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Description of Capital Stock

The following description summarizes the material terms of OncoSec’s capital stock. Because it is only a summary, it does not contain all the information that may be important to you. For a complete description of our capital stock, you should refer to our articles of incorporation, as amended (“Articles of Incorporation”), our bylaws and to the provisions of applicable Nevada law.

Authorized Capital Stock

On November 9, 2022, the Company effected the Reverse Stock Split, which decreased the number of authorized shares from 100,000,000 shares of Common Stock to 4,545,455 shares of Common Stock. On January 3, 2023, we filed a Certificate of Amendment to our articles of incorporation with the Secretary of State of the State of Nevada to increase the number of shares of Common Stock authorized for issuance thereunder from 4,545,455 back up to 100,000,000 shares.

Under our Articles of Incorporation, we are currently authorized to issue a total of 100,000,000 shares of Common Stock, par value $0.0001 per share, and no preferred stock. As of May 16, 2023, there were 4,554,178 shares of our Common Stock issued and outstanding. As of such date, there were approximately 43 holders of record.

In addition, as of May 16, 2023, there were outstanding options to purchase an aggregate of 103,016 shares of Common Stock; outstanding warrants to purchase 2,932,334 shares of Common Stock; 85,585 shares of Common Stock issuable under the Stock Purchase Agreements between the Company and Sirtex and CGP; up to 360,589 shares of Common Stock issuable upon conversion of an outstanding convertible promissory note with CGP; 1,176 shares of Common Stock issuable pursuant to our ESPP; and 93,774 shares of Common Stock reserved for issuance under our 2011 Stock Incentive Plan.

Common Stock

Voting Rights

The outstanding shares of our Common Stock are fully paid and non-assessable. Holders of our Common Stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders. Except as otherwise provided by applicable law, holders of our Common Stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the Nevada Revised Statutes, the holders of shares of our Common Stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of OncoSec) out of the assets of OncoSec legally available for such dividends or other distributions.

Liquidation and Dissolution

In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of Common Stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distributions and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock (if any) before we may pay distributions to the holders of Common Stock.

Other Rights

No stockholder of OncoSec has any preemptive right under our Articles of Incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of OncoSec. The shares of our Common Stock are not subject to redemption by operation of a sinking fund or otherwise. In the event of any liquidation, dissolution, or winding up of OncoSec, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our Common Stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Listing

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ONCS.” On May 15, 2023, the closing price for our Common Stock, as reported on the Nasdaq Capital Market, was $0.83 per share.

Transfer Agent

The transfer agent for our Common Stock is Nevada Agency and Transfer Company. The transfer agent’s address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

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CONCURRENT PRIVATE PLACEMENT OF WARRANTS

Concurrently with the sale of Common Stock in this offering, we will issue to the investors in this offering, Common Warrants to purchase up to an aggregate of 1,408,384 shares of Common Stock at an exercise price of $0.82 per share, exercisable for a period of five and one-half (5.5) years from the date of issuance. We will receive proceeds from the concurrent private placement transaction solely to the extent such warrants are exercised for cash.

The Common Warrants and the Common Stock issuable upon the exercise of such warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the investors may only sell Common Stock issued upon exercise of the Common Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The summary below is not complete and is subject to, and qualified in its entirety by, the provisions of the Common Warrants, which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part. Prospective investors should carefully review the terms and provisions of the form of the Common Warrants for a complete description of the terms and conditions of the Common Warrants.

Common Warrants

Each Common Warrant offered hereby will be a warrant to purchase one share of Common Stock and will have an initial exercise price equal to $0.82 per share. The Common Warrants will be immediately exercisable and will expire five and one-half (5.5) years from the date of issuance. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Common Warrants will be issued separately from the shares of Common Stock but can only be purchased together with the shares of Common Stock issued and sold in this offering but will be issued separately.

A holder of the Common Warrants will have the right to exercise such warrants on a “cashless” basis if there is no effective registration statement registering the resale of the shares issuable upon the exercise of the Common Warrants. Subject to limited exceptions, a holder of the Common Warrants will not have the right to exercise any portion of such warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or 9.99% at the election of the holder prior to the date of issuance) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation up to 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

Except as otherwise provided in the Common Warrants or by virtue of such holder’s ownership of shares of our Common Stock, the holders of such warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise such warrants.

The Common Warrants and the shares of Common Stock issuable upon the exercise of the Common Warrants are being offered pursuant to the exemptions provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder, and are not being offered pursuant to this prospectus supplement and the accompanying prospectus.

There is no established public trading market for the Common Warrants and we do not expect a market to develop. In addition, we do not intend to list the Common Warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

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PLAN OF DISTRIBUTION

We have engaged H.C. Wainwright & Co., LLC to act as our exclusive placement agent, on a reasonable best-efforts basis, in connection with this offering pursuant to this prospectus supplement and accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, the placement agent, and prospective investors. The engagement agreement does not give rise to any commitment by the placement agent to purchase any of the securities, and the placement agent will have no authority to bind us by virtue of the engagement agreement. The placement agent is not purchasing the securities offered by us in this offering and is not required to sell any specific number or dollar amount of securities. Further, the placement agent does not guarantee that it will be able to raise new capital in any prospective offering. The placement agent has no commitment to buy any of the securities offered pursuant to this prospectus supplement and accompanying prospectus. We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to investors who have entered into the securities purchase agreement. We may not sell the entire amount of shares of our Common Stock offered pursuant to this prospectus supplement.

We expect to deliver the shares of our Common Stock being offered pursuant to this prospectus supplement on or about May 18, 2023, subject to satisfaction of customary closing conditions.

We have agreed to indemnify the placement agent against specified liabilities relating to or arising out of the agent’s activities as placement agent.

Fees and Expenses

We have agreed to pay the placement agent in connection with this offering (i) a cash fee equal to 7.5% of the aggregate gross proceeds of this offering, and (ii) a management fee equal to 1.0% of the aggregate gross proceeds of this offering. We have also agreed to reimburse the placement agent a non-accountable expense allowance of $10,000, its legal fees and expenses of up to $40,000 and $15,950 for its clearing expenses.

We estimate that the total expenses payable by us in connection with this offering, excluding the placement agent fees and expenses referred to above, will be approximately $36,000.

Placement Agent Warrants

In addition, we have agreed to issue to the placement agent, or its designees, at the closing of this offering, Placement Agent Warrants to purchase up to an aggregate of 105,629 shares of Common Stock (equal to 7.5% of the number of shares of our Common Stock sold in this offering, at an exercise price of $1.1813 per share (representing 125% of the offering price per share of Common Stock and accompanying Common Warrant sold in this offering).

The Placement Agent Warrants will be exercisable immediately upon issuance and will expire five years from the commencement of sales in the offering.

Except as provided above, the Placement Agent Warrants will have substantially the same terms as the Common Warrants issued to the investors in the concurrent private placement. The summary of certain terms and provisions of the Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the form of which will be filed as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement and the accompanying prospectus form a part.

Tail Financing Payments

We have also agreed to pay the placement agent, subject to certain exceptions, a tail fee equal to the cash and warrant compensation in this offering, if any investor, who was contacted or introduced to us by placement agent during the term of the engagement, provides us, directly or indirectly, with any capital or funds in any public or private offering or other financing or capital raising transaction during the 12-month period following the termination or expiration of our engagement agreement with the placement agent.

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Right of First Refusal

In addition, we have granted a right of first refusal to the placement agent pursuant to which it has the right to act as the exclusive manager or underwriter or agent, as applicable, if we or our subsidiaries finance any indebtedness using an agent, or raise capital through a public or private offering of equity, equity-linked or debt securities at any time prior to the 12-month anniversary of the consummation date of this offering.

Lock-up Agreements

Each of our officers and directors have agreed with the placement agent to be subject to a lock-up period of thirty (30) days following the closing date of this offering. This means that, during the applicable lock-up period, our officers and directors may not offer for sale, contract to sell, or sell any shares of our Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock subject to certain customary exception such as issuing stock options to directors, officers, employees and consultants under our existing plans. The placement agent may, in its sole discretion and without notice, waive the terms of any of these lock-up agreements.

In addition, we have agreed that, for a period of five (5) days following the date of closing of the offering pursuant to this prospectus supplement and accompanying prospectus, we will not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or their equivalents, subject to certain exceptions. Subject to certain exceptions, we have also agreed to not issue any securities that are subject to a price reset based on the trading prices of our Common Stock or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of six (6) months following the closing date of this offering.

Regulation M

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by Wainwright acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other Relationships

From time to time, the placement agent has provided and may provide in the future, various advisory, investment and commercial banking and other services to us in the ordinary course of business, for which it may receive customary fees and commissions. Wainwright served as our placement agent in connection with April 2023 Offerings and received cash fees and warrants to purchase Common Stock in connection therewith. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

Listing of Common Stock

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “ONCS.”

LEGAL MATTERS

Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus will be passed upon for us by Procopio, Cory, Hargreaves & Savitch LLP, San Diego, California. Haynes and Boone, LLP, New York, New York is acting as counsel to the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements of OncoSec Medical Incorporated as of and for the years ended July 31, 2022 and 2021 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., independent registered public accounting firm, (which report includes an explanatory paragraph regarding the existence of substantial doubt about our ability to continue as a going concern), given on the authority of such firm as experts in accounting and auditing, in giving said reports.

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WHERE YOU CAN FIND MORE INFORMATION

We file reports with the SEC on an annual basis using Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The SEC maintains a website that contains annual, quarterly, and current reports, proxy statements, and other information that issuers (including us) file electronically with the SEC. The SEC’s website address is www.sec.gov. You can also obtain copies of materials we file with the SEC from our internet website found at www.oncosec.com. Our stock is quoted on the Nasdaq Capital Market under the symbol “ONCS.”

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the SEC’s website.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus supplement and accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. This prospectus supplement incorporates by reference the documents listed below (other than, unless otherwise specifically indicated, current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items):

●	our Annual Report on Form 10-K for the fiscal year ended July 31, 2022, filed with the SEC on October 31, 2022; and

●	our Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, filed with the SEC on December 15, 2022;

●	our Quarterly Report on Form 10-Q for the quarter ended January 31, 2023, filed with the SEC on March 14, 2023;

●	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 12, 2022;

●	our Current Reports on Form 8-K filed with the SEC on October 3, 2022, October 4, 2022, October 11, 2022, October 17, 2022, November 8, 2022, November 14, 2022, November 15, 2022, November 22, 2022, November 29, 2022, December 1, 2022, December 27, 2022, December 28, 2022, January 4, 2023, February 22, 2023, April 3, 2023, April 11, 2023, April 27, 2023 and May 16, 2023.

We also incorporate by reference into this prospectus additional documents we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

We will provide, without charge, to each person to whom a copy of this prospectus supplement is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, including exhibits. Requests should be directed to:

OncoSec Medical Incorporated

820 Bear Tavern Road

Ewing, New Jersey 08628

Attn: Investor Relations

(855) 662-6732

See the section of this prospectus entitled “Where You Can Find More Information” for information concerning how to read and obtain copies of materials that we file with the SEC at the SEC’s public offices.

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PROSPECTUS

ONCOSEC MEDICAL INCORPORATED

$100,000,000

Common Stock

Warrants

Debt Securities

Units

We may offer, from time to time, up to $100,000,000 of any combination of the securities described in this prospectus. We may sell these securities directly to you through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell these securities, we will name them and describe their compensation in a prospectus supplement. You should read this prospectus and any prospectus supplement carefully before you invest.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully, together with additional information described under the heading “Where You Can Find More Information,” before you invest in any securities. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “ONCS.” On November 4, 2021, the closing price of our common stock on the NASDAQ Capital Market was $1.80 per share.

Investing in our securities involves certain risks. See “Risk Factors” in our Annual Report on Form 10-K for the year ended July 31, 2021, which has been filed with the U.S. Securities and Exchange Commission and are incorporated by reference into this prospectus. You should read this entire prospectus carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated November 15, 2021

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the United States Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the public offering price; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. No person has been authorized to give any information or make any representations in connection with this offering other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement and any related issuer free writing prospectus in connection with the offering described herein and therein, and, if given or made, such information or representations must not be relied upon as having been authorized by us. Neither this prospectus nor any prospectus supplement nor any related issuer free writing prospectus shall constitute an offer to sell or a solicitation of an offer to buy offered securities in any jurisdiction in which it is unlawful for such person to make such an offering or solicitation. This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. You should read the entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement or any related issuer free writing prospectus, before making an investment decision. Neither the delivery of this prospectus or any prospectus supplement or any issuer free writing prospectus nor any sale made hereunder shall under any circumstances imply that the information contained or incorporated by reference herein or in any prospectus supplement or issuer free writing prospectus is correct as of any date subsequent to the date hereof or of such prospectus supplement or issuer free writing prospectus, as applicable.

Solely for convenience, tradenames referred to in this prospectus, the accompanying prospectus and the documents incorporated by reference may appear without the ® or TM symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these tradenames.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

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PROSPECTUS SUMMARY

The following summary highlights information contained in this prospectus or incorporated by reference. While we have included what we believe to be the most important information about us and this offering, the following summary may not contain all the information that may be important to you. You should read this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” beginning on page 5, the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering. References in this prospectus to “our company,” “we,” “our,” “us” and “OncoSec” refer to OncoSec Medical Incorporated, a Nevada corporation.

Company Overview

We are a late-stage immuno-oncology company focused on designing, developing and commercializing innovative, proprietary, intra-tumoral DNA-based therapeutics to stimulate and to augment anti-tumor immune responses for the treatment of cancers. Our core technology platform ImmunoPulse® is a drug-device therapeutic modality platform comprised of proprietary intratumoral electroporation (“EP”) delivery devices (the “OncoSec Medical System (“OMS”) Electroporation Device” or “OMS EP Device”) and a proprietary DNA plasmid that triggers transient expression of target protein in cells. The OMS EP Device is designed to deliver plasmid DNA-encoded drugs directly into a solid tumor and promote an immunological response against cancer. The OMS EP Device can be adapted to treat different tumor types and consists of an electrical pulse generator, a reusable handle and disposable applicators. Our lead product candidate is a DNA-encoded interleukin-12 (“IL-12”) called tavokinogene telseplasmid (“TAVO”). The OMS EP Device is used to deliver TAVO intratumorally, with the aim of reversing the immunosuppressive microenvironment in the treated tumor. The activation of the appropriate inflammatory response can drive a systemic anti-tumor response against untreated tumors in other parts of the body. In 2017, we received Fast Track Designation and Orphan Drug Designation from the U.S. Food and Drug Administration for TAVO in metastatic melanoma, which could qualify TAVO for expedited FDA review, a rolling Biologics License Application review and certain other benefits.

Our current focus is to pursue our study of TAVO in combination with KEYTRUDA® (pembrolizumab) in melanoma and triple negative breast cancer (“TNBC”).

Our KEYNOTE-695 study targets advanced melanoma patients who are definitive anti-PD-1 therapy non-responders. In May 2017, we entered into a clinical trial collaboration and supply agreement with a subsidiary of Merck in connection with the KEYNOTE-695 study. Pursuant to the terms of the agreement, both companies will bear their own costs related to manufacturing and supply of their product, as well as be responsible for their own internal costs. We are the study sponsor and are responsible for external costs. The KEYNOTE-695 study is a registration-directed, Phase 2b open-label, single-arm, multicenter study in approximately 100 patients treated with TAVO in combination with KEYTRUDA® (pembrolizumab) in anti-PD-1 checkpoint (nivolumab or pembrolizumab) relapsed or refractory metastatic melanoma being conducted in the United States, Canada, Australia and Europe. The study completed enrollment in December 2020. In December 2020, the protocol was amended to include an additional cohort, consisting of patients who progressed on prior treatment of both ipilimumab and nivolumab. Enrollment in this cohort was stopped in September 2021 because of sufficient data collected in this patient subpopulation. The amendment also enabled enrollment of approximately 25 additional patients to be treated with an updated version of the OMS EP Device (using the GenPulse generator and Series 3 Applicator) in preparation for FDA clearance. Based on and subject to the outcome of the study and feedback from FDA, we plan to file for accelerated approval with the FDA for this patient population in the second half of 2022.

In May 2018, we entered into a second clinical trial collaboration and supply agreement with Merck with respect to a Phase 2 study of TAVO in combination with KEYTRUDA® to evaluate the safety and efficacy of the combination in patients with inoperable locally advanced or metastatic TNBC, who have previously failed at least one systemic chemotherapy or immunotherapy. This study is referred to as KEYNOTE-890, Cohort 1. Pursuant to the terms of the agreement, both companies will bear their own costs related to manufacturing and supply of their product, as well as be responsible for their own internal costs. We are the study sponsor and are responsible for external costs. The KEYNOTE-890 study, Cohort 1 final patient treatment was completed in December 2020. Interim data for Cohort 1 was initially presented at the San Antonio Breast Cancer Symposium (“SABCS”) in December 2019, and an update on this cohort is planned for SABCS in December 2021. The study is a Phase 2 open-label, single-arm, multicenter study in the United States and Australia.

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In May 2019, the Company commenced an investigator-initiated Phase 1 clinical trial conducted by the University of California San Francisco (“UCSF”) Helen Diller Family Comprehensive Cancer Center. This study targets patients with Squamous Cell Carcinoma Head & Neck Cancer and is a single-arm open-label clinical trial in which 68 evaluable patients will receive TAVO, KEYTRUDA® and epacadostat. Recruitment on this study has been halted after the last patient was treated in June 2021 while OncoSec and UCSF consider alterations in the design of the study.

In June 2020, we amended our second clinical trial collaboration and supply agreement with Merck to include another Phase 2 study of TAVO in combination with KEYTRUDA® plus chemotherapy to evaluate the safety and efficacy of the combination in patients with inoperable locally advanced or metastatic triple negative breast cancer. This study is referred to as KEYNOTE-890, Cohort 2. Pursuant to the terms of the amended agreement, both companies will bear their own costs related to the manufacture and supply of their product, as well as be responsible for their own internal costs. We are the study sponsor and are responsible for external costs. The KEYNOTE-890, Cohort 2 study began enrolling patients in January of 2021. We expect to complete enrollment in this cohort in 2022. The study is a Phase 2 open-label, single-arm, multicenter study in the United States and Australia.

In August 2020, we commenced an Investigator-Initiated Phase 2 study conducted by the H. Lee Moffitt Cancer Center and Research Institute and the University of South Florida Morsani College of Medicine to evaluate TAVO™ as neoadjuvant treatment (administered before surgery) in combination with intravenous OPDIVO® (nivolumab) in up to 33 patients with operable locally/regionally advanced melanoma. This Investigator-Initiated Phase 2 study has been designed to evaluate whether the addition of TAVO can increase the published anti-tumor response observed with monotherapy OPDIVO®, an anti-PD-1 checkpoint inhibitor, in patients with locally/regionally advanced melanoma prior to surgical resection of tumors. This study began enrolling patients in December of 2020 and is expected to complete enrollment within eighteen months of the start of enrollment.

In November 2020, we obtained exclusively licensed rights to the Cliniporator® electroporation gene electrotransfer platform from IGEA Clinical Biophysics. The license encompasses a broad field of use for gene delivery in oncology, including use as part of our visceral lesion applicator (“VLA”) program. This platform has been used for electrochemotherapy in and outside of Europe in over 200 major oncological centers to treat cutaneous metastatic cancer nodules, including melanoma.

In April 2020, we announced that Providence Cancer Institute, a part of Providence St. Joseph Health (“Providence”), is pursuing a first-in-human Phase 1 clinical trial of OncoSec’s novel DNA-encodable, investigational vaccine, CORVax12, which is designed to act as a prophylactic vaccine to prevent COVID-19. CORVax12 consists of our existing product candidate, TAVO™, in combination with an immunogenic component of the SARS-CoV-2 virus developed by researchers at the National Institutes of Health National Institute of Allergy and Infectious Diseases. Providence investigators filed and received an Investigator-Initiated Investigational New Drug (“IND”) Application; however, at this time, Providence does not intend to continue further enrollment in this study and has transferred the Investigator-Initiated IND to the Company.

In April 2021, OncoSec Medical announced that it has received authorization to CE mark, GenPulse™, OMS EP Device for use in solid tumors. The CE mark certification augments the Notified Body certification to the International Organization for Standardization’s 13485 standard for the design, development, manufacture and distribution of electroporation devices, which is renewed annually, subject to a successful audit. The CE mark certification involved a comprehensive audit of our quality system, as well as thorough evaluation and testing of the OMS EP Device to assure it performs safely and as designed. A CE mark indicates the OMS EP Device complies with Directives of the European Commission and therefore can be marketed within the 31-nation European Economic Area and Switzerland.

In July 2021, we entered into a clinical trial collaboration and supply agreement with Merck with respect to a Phase 3 study of TAVO™ in combination with KEYTRUDA® to evaluate the safety and efficacy of the combination in patients with Stage III or IV unresectable, metastatic melanoma, and who are refractory to prior checkpoint therapy. This study is referred to as KEYNOTE-C87. Pursuant to the terms of the agreement, both companies will bear their own costs related to manufacturing and supply of their product, as well as be responsible for their own internal costs. We are the study sponsor and are responsible for external costs. The trial is designed to be a global Phase 3 randomized clinical trial and is intended to support accelerated approval by the U.S. FDA and/or serve as a pivotal study to support a full licensure.

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We intend to continue to pursue potential new trials and studies related to TAVO, in various tumor types. In addition, we are also developing our next-generation EP Device and applicator, including advancements toward prototypes, pursuing discovery research to identify other product candidates that, in addition to IL-12, can be encoded into propriety plasmid-DNA and delivered intratumorally using EP. Specifically, we are developing a new, propriety technology to potentially treat liver, lung, bladder, pancreatic and other difficult to treat visceral lesions through the direct delivery of plasmid-based IL-12 with a new VLA.

The new VLA has been designed to work with low voltage EP generators, including but not limited to our proprietary APOLLOTM EP generator and Cliniporator® to leverage plasmid-optimized EP and enhance the depth of transfection of immunologically relevant genes into cells located in visceral organs. In early 2020, we had two poster presentations, one at the Society for Interventional Oncology and one at the Society for Interventional Radiology, where we presented preclinical data on both the new VLA and APOLLO generator. Additionally, we successfully completed several large animal studies and aim to bring the new VLA into the clinic in 2023. By using our next-generation technology with the new VLA (and in cutaneous/subcutaneous settings as well), our goal is to reverse the immunosuppressive mechanisms of a tumor, as well as to expand our pipeline. We believe that the flexibility of our proprietary plasmid-DNA technology will allow us to deliver other immunologically relevant molecules into the tumor microenvironment in addition to the delivery of plasmid-DNA encoding for IL-12.

We have established a collaboration with Emerge Health Pty (“Emerge”), the leading Australian company providing full registration, reimbursement, sales, marketing and distribution services of therapeutic products in Australia and New Zealand, to commercialize TAVO and have made it available under Australia’s Special Access Scheme (“SAS”). Emerge was acquired in late 2019 and in June 2021 informed the Company that oncology will not be a core therapeutic focus for Emerge into the future. The collaboration was terminated effective October 1, 2021, and the Company will not continue to participate in the SAS program.

Corporate Information

We were incorporated under the laws of the State of Nevada in February 2008 under the name Netventory Solutions Inc. to pursue the business of inventory management solutions. In March 2011, we completed a merger with our subsidiary to change our name to “OncoSec Medical Incorporated,” and we commenced operations as a biotechnology company upon our acquisition of assets from Inovio related to the use of drug-medical device combination products for the treatment of various cancers.

Our principal executive office is located at 24 North Main Street, Pennington, NJ 08534, and the telephone number is (855) 662-6732. Our website address is www.oncosec.com.

We are not including the information on our website as a part of, nor incorporating it by reference into, this report.

The Securities We May Offer

We may offer up to $100,000,000 of common stock, warrants, debt securities, and units in one or more offerings and in any combination. This prospectus provides you with a general description of the securities we may offer. A prospectus supplement, which we will provide each time we offer securities, will describe the specific amounts, prices and terms of these securities.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

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Capital Stock

Our capital stock consists of our common stock, par value $0.0001 per share. We may offer shares of our common stock, either alone or underlying other registered securities exercisable for or convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Warrants

We may offer warrants for the purchase of common stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under an indenture between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture which has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

Units

We may issue units composed of any combination of our common stock, warrants and debt securities.

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RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. Each of the referenced risks and uncertainties could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

FORWARD-LOOKING STATEMENTS

This prospectus includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. They appear in a number of places throughout this prospectus and include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things, our history of net operating losses and uncertainty regarding our ability to obtain capital and achieve profitability, our ability to develop and commercialize our product candidates, our ability to advance our development programs, enroll our trials, and achieve clinical endpoints, our ability to use or expand our technology to build a pipeline of product candidates, our ability to obtain and maintain regulatory approval of our product candidates and comply with ongoing regulatory requirements, our ability to successfully operate in a competitive industry and gain market acceptance by physician, provider, patient, and payor communities, our reliance on third parties, unstable economic or market conditions, and our ability to obtain and adequately protect intellectual property rights for our product candidates.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events, competitive dynamics, and healthcare, regulatory and scientific developments and depend on the economic circumstances that may or may not occur in the future or may occur on longer or shorter timelines than anticipated. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, we caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained in this prospectus. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus, they may not be predictive of results or developments in future periods. The forward-looking statements contained in this prospectus reflect our views and assumptions only as of the date of this prospectus. Except as required by law, we assume no responsibility for updating any forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements. In addition, with respect to all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes and working capital requirements, which may include, among other things, the repayment or repurchase of debt obligations and other capital expenditures. We may also use a portion of the net proceeds for licensing or acquiring intellectual property or technologies to incorporate into our products and product candidates or our research and development programs, capital expenditures, to fund possible investments in and acquisitions of complementary businesses or partnerships. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures, and we have no current plans with respect to acquisitions as of the date of this prospectus. As a result, unless otherwise indicated in the prospectus supplement, our management will have broad discretion to allocate the net proceeds of the offerings. Pending their ultimate use, we intend to invest the net proceeds in a variety of securities, including commercial paper, government and non-government debt securities and/or money market funds that invest in such securities.

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DIVIDEND POLICY

We have never paid cash dividends on our common stock. Moreover, we do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. We intend to use all available cash and liquid assets in the operation and growth of our business. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as our board of directors deems relevant.

DESCRIPTION OF CAPITAL STOCK

General

The following summary of the material features of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of our articles of incorporation, as currently in effect, our amended and restated bylaws, the Nevada Revised Statutes and other applicable law. For information on how to obtain copies of our articles of incorporation and amended and restated bylaws, which are exhibits to the registration statement of which this prospectus is a part, see “Where You Can Find More Information.”

Pursuant to our articles of incorporation, we are currently authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share. As of October 29, 2021, there were 39,202,590 shares of our common stock outstanding.

Common Stock

Voting Rights

The outstanding shares of our common stock are fully paid and non-assessable. Holders of our common stock are entitled to one vote, in person or by proxy, for each share held of record on all matters submitted to a vote of the stockholders. Except as otherwise provided by applicable law, holders of our common stock are not entitled to cumulative voting of their shares in elections of directors.

Dividends

Subject to the provisions of applicable law, including the Nevada Revised Statutes, the holders of shares of our common stock are entitled to receive, when and as declared by the board of directors, dividends or other distributions (whether payable in cash, property, or securities of OncoSec) out of the assets of OncoSec legally available for such dividends or other distributions.

Other Rights

No stockholder of OncoSec has any preemptive right under our articles of incorporation to subscribe for, purchase, or otherwise acquire shares of any class or series of capital stock of OncoSec. The shares of our common stock are not subject to redemption by operation of a sinking fund or otherwise. In the event of any liquidation, dissolution, or winding up of OncoSec, subject to the rights, if any, of the holders of other classes of our capital stock, the holders of shares of our common stock are entitled to receive any of our assets available for distribution to our stockholders ratably in proportion to the number of shares held by them.

Our common stock is listed on the NASDAQ Capital Market under the symbol “ONCS”.

Liability and Indemnification of Directors and Officers

The Nevada Revised Statutes provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted himself/herself in good faith and reasonably believe that his/her conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful.

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Under applicable sections of the Nevada Revised Statutes, advances for expenses may be made by agreement if the director or officer affirms in writing that he/she believes he/she has met the standards and will personally repay the expenses if it is determined the officer or director did not meet the standards.

Our bylaws include an indemnification provision under which we must indemnify any of our directors or officers, or any of our former directors or officers, to the full extent permitted by law. We have also entered into indemnification agreements with each of our directors and officers under which we must indemnify them to the full extent permitted by law. If Section 2115 of the California Corporations Code is applicable to us, certain laws of California relating to the indemnification of directors, officer and others also will govern.

At present, there is no pending litigation or proceeding involving any of our directors or officers for which indemnification is sought, nor are we aware of any threatened litigation that is likely to result in claims for indemnification. We also maintain insurance policies that indemnify our directors and officers against various liabilities, including liabilities arising under the Securities Act, which may be incurred by any director or officer in his or her capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of ours in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Provisions of Nevada State Law

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of us or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of a controlling interest (an interest of 20% or greater) of a Nevada corporation which has 200 or more stockholders of record, 100 of whom have a Nevada address. These provisions provide generally that any person or entity that acquires a certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless certain criteria are satisfied. As of October 29, 2021, we have less than 200 stockholders of record, as such these provisions are not currently applicable. Furthermore, our amended and restated bylaws provide that these provisions will not apply to us or to any existing or future stockholder or stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing the combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. These provisions may have the effect of delaying or making it more difficult to affect a change in control of our company. As of October 29, 2021, we have less than 200 stockholders of record. As such, we are not currently affected by the provisions of the Nevada Revised Statutes as described below.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

●	the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

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●	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

●	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation, and define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

●	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

●	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

●	representing 10% or more of the earning power or net income of the corporation.

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our amended and restated bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Transfer Agent

The transfer agent for our common stock is Nevada Agency and Transfer Company. The transfer agent’s address is 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

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DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities or common stock, or any combination thereof. Warrants may be issued independently or together with any other security offered hereby and may be attached to or separate from any offered securities. The warrants may be issued under a warrant agreement that we enter into with a warrant agent, all as shall be set forth in a prospectus supplement relating to the particular series of warrants being offered pursuant to this prospectus and such prospectus supplement. This summary of certain provisions of the warrants is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants and the warrant agreement for that particular series.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of the debt warrants, including the following:

●	the title of the debt warrants;

●	the offering price for the debt warrants, if any;

●	the aggregate number of the debt warrants;

●	the designation and terms of the debt securities, including any conversion rights, purchasable upon exercise of the debt warrants;

●	if applicable, the date from and after which the debt warrants and any debt securities issued with them will be separately transferable;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

●	the dates on which the right to exercise the debt warrants will commence and expire;

●	if applicable, the minimum or maximum amount of the debt warrants that may be exercised at any one time;

●	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

●	information with respect to book-entry procedures, if any; the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the debt warrants, if any;

●	the redemption or call provisions, if any, applicable to the debt warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the debt warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

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Equity Warrants

The prospectus supplement relating to a particular series of warrants to purchase our common stock will describe the terms of the warrants, including the following:

●	the title of the warrants;

●	the offering price for the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the common stock that may be purchased upon exercise of the warrants;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

●	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of common stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

●	the dates on which the right to exercise the warrants shall commence and expire;

●	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, a discussion of material U.S. federal income tax considerations;

●	the antidilution provisions of the warrants, if any;

●	the redemption or call provisions, if any, applicable to the warrants;

●	any provisions with respect to the holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

●	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or receive dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of us.

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DESCRIPTION OF DEBT SECURITIES

We may offer debt securities which may be senior, subordinated or junior subordinated and may be convertible. Unless otherwise specified in the applicable prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and a trustee. We will issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

The following description briefly sets forth certain general terms and provisions of the debt securities that we may offer. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities, will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

Debt Securities

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time pursuant to a supplemental indenture entered into between us and the trustee or an order delivered by us to the trustee. For each series of debt securities we offer, a prospectus supplement accompanying this prospectus will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

●	title and aggregate principal amount;

●	whether the debt securities will be senior, subordinated or junior subordinated;

●	applicable subordination provisions, if any;

●	provisions regarding whether the debt securities will be convertible or exchangeable into other securities or property of the Company or any other person;

●	percentage or percentages of principal amount at which the debt securities will be issued;

●	maturity date(s);

●	interest rate(s) or the method for determining the interest rate(s);

●	whether interest on the debt securities will be payable in cash or additional debt securities of the same series;

●	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

●	whether the amount of payment of principal of, premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method;

●	redemption, repurchase or early repayment provisions, including our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

●	if other than the debt securities’ principal amount, the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity;
●	authorized denominations;

●	form;

●	amount of discount or premium, if any, with which the debt securities will be issued, including whether the debt securities will be issued as “original issue discount” securities;

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●	the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

●	where the debt securities may be presented for registration of transfer, exchange or conversion;

●	the place or places where notices and demands to or upon the Company in respect of the debt securities may be made;

●	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

●	if the debt securities will be issued in whole or in part in the form of a book-entry security, the depository or its nominee with respect to the debt securities and the circumstances under which the book-entry security may be registered for transfer or exchange or authenticated and delivered in the name of a person other than the depository or its nominee;

●	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

●	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

●	the guarantors, if any, of the debt securities, and the extent of the guarantees and any additions or changes to permit or facilitate guarantees of such debt securities;

●	any covenants applicable to the particular debt securities being issued;

●	any defaults and events of default applicable to the debt securities, including the remedies available in connection therewith;

●	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

●	time period within which, the manner in which and the terms and conditions upon which the Company or the purchaser of the debt securities can select the payment currency;

●	securities exchange(s) on which the debt securities will be listed, if any;

●	whether any underwriter(s) will act as market maker(s) for the debt securities;

●	extent to which a secondary market for the debt securities is expected to develop;

●	provisions relating to defeasance;

●	provisions relating to satisfaction and discharge of the indenture;

●	any restrictions or conditions on the transferability of the debt securities;

●	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

●	any addition or change in the provisions related to compensation and reimbursement of the trustee;

●	provisions, if any, granting special rights to holders upon the occurrence of specified events;

●	whether the debt securities will be secured or unsecured, and, if secured, the terms upon which the debt securities will be secured and any other additions or changes relating to such security; and

●	any other terms of the debt securities that are not inconsistent with the provisions of the Trust Indenture Act (but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

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General

One or more series of debt securities may be sold as “original issue discount” securities. These debt securities would be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by, the laws of the State of New York.

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DESCRIPTION OF UNITS

We may issue units composed of any combination of our common stock, warrants and debt securities. We will issue each unit so that the holder of the unit is also the holder of each security included in the unit. As a result, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The following description is a summary of selected provisions relating to units to which any prospectus supplement may relate, all as shall be set forth in a prospectus supplement relating to the particular units being offered pursuant to this prospectus and such prospectus supplement. This summary of certain provisions of the units is not complete. For the terms of the particular units being offered, you should refer to the prospectus supplement and the units certificate and agreement for those units.

General

The prospectus supplement relating to units being offered will describe the terms of the units, including the following:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer, or exchange of the units or of the securities composing the units;

●	whether the units will be issued in fully registered or global form; and

●	any other terms of the units.

The applicable provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Warrants” and “Description of Debt Securities,” will apply to each unit and to each security included in each unit, respectively.

PLAN OF DISTRIBUTION

We may sell the securities offered through this prospectus (i) to or through underwriters or dealers, (ii) directly to a limited number of purchasers or to a single purchaser, including our affiliates, (iii) through agents, (iv) through registered direct offering, (v) as part of a collaboration with a third party, (vi) in privately negotiated transactions, (vii) through at-the-market issuances, or (viii) through a combination of any of these methods. The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on the NASDAQ Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

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The securities may be distributed at a fixed price or prices, which may be changed, market prices prevailing at the time of sale, prices related to the prevailing market prices, or negotiated prices. The consideration may be cash or another form negotiated by the parties. Non-cash consideration may consist of services or products, whether tangible or intangible, and including services or products we may use in our business; outstanding debt or equity securities of our company or one or more of its subsidiaries; debt or equity securities or assets of other companies, including in connection with investments, joint ventures or other strategic transactions, or acquisitions; release of claims or settlement of disputes; and satisfaction of obligations, including obligations to make payment of interest on outstanding obligations. We may sell the securities as part of a transaction in which outstanding debt or equity securities of our company are surrendered, converted, exercised, canceled or transferred.

We will describe the terms of any offering of the securities registered hereunder in a prospectus supplement, information incorporated by reference or free writing prospectus, which will include the following information:

●	the terms of the offering;

●	the names of any underwriters or agents;

●	the name or names of any managing underwriter or underwriters;

●	the purchase price of the securities;

●	the net proceeds from the sale of the securities;

●	any delayed delivery arrangements;

●	any options under which underwriters may purchase additional securities from us;

●	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

●	any initial public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any commissions paid to agents.

Sale through Underwriters or Dealers

Only underwriters we name in a prospectus supplement, information incorporated by reference or free writing prospectus are underwriters of the securities offered thereby. If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

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If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

At-the-Market Offerings

Upon written instruction from us, a sales agent party to a distribution agency agreement with us will use its commercially reasonable efforts to sell on our behalf, as our agent, the shares of common stock offered as agreed upon by us and the sales agent. We will designate the maximum amount of shares of common stock to be sold through the sales agent, on a daily basis or otherwise as we and the sales agent agree. Subject to the terms and conditions of the applicable distribution agency agreement, the sales agent will use its commercially reasonable efforts to sell, as our sales agent and on our behalf, all of the designated shares of common stock. We may instruct the sales agent not to sell shares of common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We may suspend the offering of shares of common stock under any distribution agency agreement by notifying the sales agent. Likewise, the sales agent may suspend the offering of shares of common stock under the applicable distribution agency agreement by notifying us of such suspension.

We also may sell shares to the sales agent as principal for its own account at a price agreed upon at the time of sale. If we sell shares to the sales agent as principal, we will enter into a separate agreement setting forth the terms of such transaction.

The offering of common stock pursuant to a distribution agency agreement will terminate upon the earlier of (1) the sale of all shares of common stock subject to the distribution agency agreement or (2) the termination of the distribution agency agreement by us or by the sales agent.

Sales agents under our distribution agency agreements may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq Capital Market, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange. The name of any such underwriter or agent involved in the offer and sale of our common stock, the amounts underwritten, and the nature of its obligations to take our common stock will be described in the applicable prospectus supplement.

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Underwriter, Dealer or Agent Discounts and Commissions

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. In compliance with the guidelines of the Financial Industry Regulatory Authority, Inc., or FINRA, the maximum compensation to be received by a FINRA member or independent broker dealer may not exceed eight percent (8%) of the maximum gross proceeds of the securities that may be sold under this prospectus and any applicable prospectus supplement, as the case may be.

Delayed Delivery Contracts

If the prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market-Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, the securities may not have a liquid trading market.

Any person participating in a distribution of our securities will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations thereunder, including, among others, Regulation M, which may limit the timing of purchases and sales of our securities by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in a distribution of our securities to engage in market-making activities with respect to our securities. These restrictions may affect the marketability of our securities and the ability of any person or entity to engage in market-making activities with respect to our securities.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

Derivative Transactions and Hedging

We, the underwriters or other agents may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

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Electronic Auctions

We may also make sales through the Internet or through other electronic means. Since we may from time to time elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, utilizing the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, you should pay particular attention to the description of that system we will provide in a prospectus supplement.

Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us, and which may directly affect the price or other terms and conditions at which such securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Of course, many pricing methods can and may also be used.

Upon completion of such an electronic auction process, securities will be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities being offered pursuant to this prospectus has been passed upon by Alston & Bird LLP, New York, New York. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel.

EXPERTS

The consolidated financial statements of OncoSec Medical Incorporated appearing in its Annual Report on Form 10-K as of and for the fiscal year ended July 31, 2021 and 2020, have been audited by Mayer Hoffman McCann P.C., an independent registered public accounting firm, as set forth in their report (which report includes an explanatory paragraph regarding the existence of substantial doubt about the Company’s ability to continue as a going concern), and have been incorporated herein by reference in reliance on the report of Mayer Hoffman McCann P.C., given on the authority of such firm as experts in auditing and accounting in giving said reports.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below; provided, however, that we are not, unless specifically indicated, incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K, whether listed below or filed in the future, or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

●	our Annual Report on Form 10-K for the fiscal year ended July 31, 2021 filed with the SEC on October 29, 2021.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

We will provide without charge to each person, including any beneficial owner, to whom a prospectus is delivered, on written or oral request of that person, a copy of any or all of the documents we are incorporating by reference into this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference into those documents. Such written requests should be addressed to:

OncoSec Medical Incorporated

24 North Main Street

Pennington, NJ 08534

Attention: Investor Relations

You may also make such requests by contacting us at (855) 662-6732.

WHERE YOU CAN FIND MORE INFORMATION

We are a public company and file annual, quarterly and current reports and proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s web site at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our web site at http://www.oncosec.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this document.

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OncoSec Medical Incorporated

1,408,384 Shares of Common Stock

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

May 16, 2023